                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                                                   NEWS CORPORATION
                                                   Andrew Butcher
                                                   212-852-7070
                                                   abutcher@newscorp.com

                                                   HEALTHEON/WEBMD
                                                   Dawn Whaley
                                                   404-897-2300, ext. 321
                                                   dwhaley@alexanderogilvy.com


                      NEWS CORPORATION AND HEALTHEON/WEBMD
                FORM $1 BILLION PLUS EXCLUSIVE GLOBAL PARTNERSHIP

   COMPANIES SIGN LARGEST MEDIA AND INTERNET DEAL TO DATE; NEWS CORPORATION TO
                        BECOME SIGNIFICANT MINORITY OWNER

  HEALTHEON/WEBMD CONTENT TO BE DISTRIBUTED ACROSS ALL NEWS CORPORATION'S MEDIA
         ASSETS GLOBALLY, COMPANY TO ACCELERATE INTERNATIONAL EXPANSION

      RELATIONSHIP DESIGNED TO INCREASE DEPLOYMENT OF BUSINESS TO BUSINESS
                    AND BUSINESS TO CONSUMER TRANSACTIONS AND
                               E-COMMERCE SERVICES

NEW YORK (DECEMBER 7, 1999) - News Corporation (NYSE: NWS, NWS/A), one of the world's largest media companies, and Healtheon/WebMD (Nasdaq: HLTH), the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry, today announced an exclusive global partnership in unique programming, integrated marketing opportunities, equity and assets.

News Corporation will be a 10.8% minority stakeholder in Healtheon/WebMD. The financial terms of the partnership include $700 million in branding services ($400 million domestically and $300 million internationally) provided by News Corporation over 10 years; $100 million purchase of Healtheon/WebMD stock at $50 per share, a $100 million cash investment by News Corporation in an international joint venture; a $62.5 million five-year licensing agreement for syndication of WebMD daily broadcast content; the transfer to Healtheon/WebMD of a 50% interest in The Health Network, a health-focused cable network, and 100% ownership of thehealthnetwork.com. All shares, excluding the cash investment, will be restricted in certain respects for a period of up to three years.

The strategic partnership between News Corporation and Healtheon/WebMD will converge the two companies' highly complementary assets to focus on healthcare, the largest vertical market in the world. It creates the opportunity to offer unsurpassed comprehensive reach for integrated programming and cross-promotion on a global scale.

 "This global partnership represents a powerful convergence of the largest international media company with the most powerful electronic brand in the Internet healthcare market - WebMD. Today we announced an ideal partnership to help us achieve our goal of establishing a multi-media, multi-revenue generating business in the trillion-dollar healthcare industry," said Rupert Murdoch, Chairman and Chief Executive Officer of News Corporation.

Designed to create the dominant brand in healthcare information trusted by consumers, physicians and the healthcare industry, this partnership makes it possible to create and distribute health information worldwide with cross-promoted programming through integrated media vehicles including broadcast, cable, print, online, physician's office and in-store.

Jeff Arnold, Chief Executive Officer of Healtheon/WebMD, Inc., said: "The scope and influence of News Corporation's media properties combined with Healtheon/WebMD's comprehensive reach and established relationships in the healthcare industry positions us to affect and influence the healthcare market worldwide. We're creating new integrated programming and channels to deliver information and market goods and services to the healthcare industry."

PARTNERSHIP CREATES UNIQUE BENEFITS TO CONSUMERS, ADVERTISERS AND
HEALTHCARE PARTNERS

Under the terms of the agreement, News Corporation and Healtheon/WebMD will leverage each company's unique assets to:
o develop, distribute and promote worldwide healthcare programming leveraging News Corporation's global reach
o    jointly own and run The Health Network, a health-focused cable network
o offer a single, global, comprehensive source for healthcare commerce and content needs to both consumers and advertisers and
o launch Healtheon/WebMD International, an international multimedia joint venture, to address the international market for Healtheon/WebMD's products and services.

PARTNERSHIP TO ACCELERATE INTERNATIONAL GROWTH

News Corporation and Healtheon/WebMD are also leveraging synergies to accelerate global distribution of Healtheon/WebMD's products and services through the creation of Healtheon/WebMD International, a new, affiliated international joint venture. Aiming to replicate what Healtheon/WebMD have accomplished in the U.S. market, the new joint venture will leverage News Corporation's unmatched global footprint, along with its $100 million cash investment and the $300 million branding services it will provide.

COMPANIES WILL PRODUCE UNIQUE PROGRAMMING AND JOINTLY RUN THE HEALTH NETWORK

Tapping into its newsroom of more than 100 full-time medical experts, Healtheon/WebMD will provide health-related content across all News Corporation properties, such as Fox Broadcasting, The New York Post, and FoxSports.com.

New broadcast, print and physician office programming initiatives may include:

o    A 30-minute show focused on healthcare
o A "Sports Injury Report" sponsored by Healtheon/WebMD, during football games
o A quarterly celebrity campaign - in which on-air personalities help raise awareness of select health issues
o Local "Medical Minutes" working in conjunction with local physicians and hospitals to air during the nightly evening news on News Corporation's owned and operated affiliate stations
o    An "Ask WebMD" column focused on health issues
o A WebMD-branded health guide offered in medical offices to help patients understand their health and access information
o Exclusive health and wellness content on all News Corporation Internet properties

"We're reversing the established model for content distribution," said Peter Chernin, President & Chief Operating Officer of News Corporation. "Companies traditionally re-purpose print or broadcast content for the Web; with this deal, we're using the Web as a source for original, unique programming which will be leveraged across all media owned by News Corporation."

Fox's Health Network with approximately 14 million subscribers will now be jointly run by Healtheon/WebMD and News Corporation. Each company will focus on its core competencies - News Corporation will run and manage the network and expand its subscription base, and Healtheon/WebMD will build on its broad base of content and partnerships to strengthen the network's programming. The companies plan to leverage the immediacy and interactivity of online to ultimately enhance cable television programming. Select new programming will be piloted on www.webmd.com, enabling News Corporation to capture and gauge reaction and to revise and enhance its programming before unveiling it on The Health Network.

PARTNERSHIP OFFERS MOST COMPREHENSIVE SOURCE AND REACH OF HEALTHCARE CONTENT

News Corporation and Healtheon/WebMD will immediately capitalize on opportunities to promote each other's combined resources. By offering consistent information on-line, in-store, on TV, in print and in the doctor's office, the partnership creates a seamless environment for consumers and affords them access to a global, single source of healthcare content and commerce needs.

"We're delivering on the promise of media convergence for the benefit of consumers and advertisers," said Arnold. "Now, a viewer of a TV show will be pointed to the web site for additional information. While at the site, she will access details on medications, specialists and treatments, sign-up for special promotions, gain information through targeted advertising and be directed to additional programming whether that's on-air, on the Web, in print or in-store."

Healthcare stories and www.webmd.com programs aired on News Corporation stations or appearing in News Corporation publications will direct viewers to webmd.com for follow-up information. Healtheon/WebMD's exposure on all News Corporation's media outlets benefits advertisers and partners by increasing traffic to the site and increasing revenue through partner programs.

ABOUT NEWS CORPORATION

News Corporation has total assets as of June 30, 1999 of approximately US$36 billion and total annual revenues of approximately US$14 billion. News Corporation's diversified global operations in the United States, Canada, the United Kingdom, Australia, Latin America and the Pacific Basin include the production and distribution of motion pictures and television programming; television, satellite and cable broadcasting; the publication of newspapers, magazines, books; the production and distribution of promotional and advertising products and services; the development of digital broadcasting; the development of conditional access and subscriber management systems; and the creation and distribution of popular on-line programming. For more information, visit http://www.newscorp.com.

ABOUT HEALTHEON/WEBMD

Healtheon/WebMD (Nasdaq: HLTH) is the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry. Healtheon/WebMD is using the Internet to facilitate a new system for the delivery of healthcare, resulting in a single, secure environment for all communications and transactions that will enable a more efficient and cost effective healthcare system. With corporate headquarters in Atlanta and technology headquarters in Silicon Valley, the company was formed in November 1999 as a result of the merger of Healtheon Corporation, WebMD, Inc., MEDE America and Medcast. For more information, visit http://www.webmd.com.

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OTHER THAN HISTORICAL INFORMATION SET FORTH HEREIN, THIS ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE RELATING TO THE ABILITY OF HEALTHEON/WEBMD'S SERVICES TO DECREASE COSTS AND IMPROVE PATIENT CARE. ACTUAL RESULTS COULD BE MATERIALLY DIFFERENT FROM THOSE DISCUSSED IN THIS ANNOUNCEMENT. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER INCLUDE, AMONG OTHERS: HEALTHEON/WEBMD'S LIMITED OPERATING HISTORY, CONTINUED GROWTH IN THE USE OF THE INTERNET AND ACCEPTANCE OF THE INTERNET AS A SECURE MEDIUM OVER WHICH TO CONDUCT TRANSACTIONS. ADDITIONAL RISKS ASSOCIATED WITH HEALTHEON/WEBMD'S BUSINESS CAN BE FOUND IN ITS RECENT REGISTRATION STATEMENT ON FORM S-4 AND OTHER PERIODIC FILINGS WITH THE SEC.